Exhibit 99.1

Aldeyra Therapeutics Reports First Quarter 2014 Financial Results

Burlington, MA, June 11, 2014 – Aldeyra Therapeutics, Inc. (NASDAQ: ALDX) (Aldeyra), a biotechnology company focused on the development of products to treat diseases related to free aldehydes, today announced its financial results for the first quarter ended March 31, 2014.

“The past few months have been important for Aldeyra Therapeutics,” said Todd C. Brady, M.D., Ph.D., President and CEO of Aldeyra. “Most notably, we completed our initial public offering, which provided us with net proceeds of approximately $11 million to support our planned clinical trials for our lead product candidate, NS2, in Sjögren-Larsson Syndrome and acute anterior uveitis. We remain on track to report data from these two clinical trials in 2015. We believe that these orphan diseases present the company with a significant market opportunity.”

“With our available capital, we believe that we are well-positioned to execute on our strategy of building a strong executive team capable of establishing Aldeyra as the leader for the treatment of diseases related to free aldehydes,” continued Dr. Brady.

First Quarter 2014 Financial Review

For the first quarter of 2014, net income was approximately $0.4 million compared to a net loss of approximately $4.0 million for the first quarter of 2013. Basic net loss per share was $0.04 for the first quarter of 2014 and $13.03 for the first quarter of 2013, while diluted net loss per share was $4.00 for the first quarter of 2014 and $13.03 for the first quarter of 2013. Net income or loss for the respective period includes the effect of the change in fair value of derivative instruments carried as liabilities on the balance sheet that are marked to market at the end of each reporting period.

Research and development expenses totaled approximately $444,000 for the first quarter of 2014, compared to approximately $150,000 for the first quarter of 2013. The period-over-period increase of $294,000 in research and development expenses was primarily related to an increase in Aldeyra’s external research and development expenditures and stock-based compensation.

For the first quarter of 2014, general and administrative expenses were approximately $801,000 compared with approximately $141,000 for the first quarter of 2013. The increase of $660,000 is primarily related to the addition of general and administrative personnel and other compensation costs, and an increase in costs associated with preparing to become a public company.

Total operating expenses for the first quarter of 2014 were approximately $1.2 million compared to total operating expenses of approximately $0.3 million for the first quarter of 2013.

On May 1, 2014, Aldeyra priced its initial public offering of 1.5 million shares of common stock at a price of $8.00 per share. Net proceeds from the offering were approximately $11.0 million after deducting underwriting discounts and commissions and other offering expenses. Aldeyra has granted the underwriters a 45-day option to purchase up to 225,000 additional shares of common stock to cover over-allotments, if any. As of March 31, 2014, cash and cash equivalents were approximately $2.1 million. Following the closing of Aldeyra’s initial public offering on May 7, 2014, its cash and cash equivalents were approximately $12.6 million.

About NS2

NS2, a product candidate that is designed to trap and allow for disposal of free aldehydes, is under development for the treatment of Sjögren-Larsson Syndrome (SLS), a rare disease caused by mutations in an enzyme that metabolizes fatty aldehydes, and acute anterior uveitis, a rare disease characterized by severe inflammation and pain in the anterior eye.

About Aldeyra Therapeutics

Aldeyra Therapeutics, Inc., is a biotechnology company focused primarily on the development of products to treat diseases thought to be related to endogenous free aldehydes, a naturally occurring class of toxic molecules. The company has developed NS2, a product candidate designed to trap free aldehydes. Aldeyra plans to begin clinical testing of NS2 in 2014 for the treatment of Sjögren-Larsson Syndrome and acute anterior uveitis. NS2 has not been approved for sale in the U.S. or elsewhere. www.aldeyra.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Aldeyra’s plans for its product candidates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward- looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Aldeyra’s forward-looking statements include, among others, the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; the ability to obtain and maintain regulatory approval of Aldeyra’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing Aldeyra’s product candidates; the size and growth of the potential markets for Aldeyra’s product candidates and the ability to serve those markets; Aldeyra’s expectations regarding Aldeyra’s expenses and revenue, the sufficiency of Aldeyra’s cash resources and needs for additional financing; Aldeyra’s ability to attract or retain key personnel; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s final prospectus filed under Rule 424(b)(4) with the Securities and Exchange Commission (SEC) in connection with Aldeyra’s initial public offering. Additional factors may also be set forth in those sections of Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 to be filed with the SEC. In addition to the risks described above and in Aldeyra’s other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

(Financial Statements to follow.)

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Investor Contact:

David Burke/Lee Roth

The Ruth Group

Tel: +1 646-536-7009 / 7012

dburke@theruthgroup.com /

lroth@theruthgroup.com

BALANCE SHEETS (Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$2,145,621	$3,262,354
Prepaid expenses and other current assets	9,741	8,412

Total current assets	2,155,362	3,270,766
Deferred offering costs	735,204	472,467

Total assets	$2,890,566	$3,743,233

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$165,961	$341,853
Convertible notes payable – related parties	155,097	85,000
Accrued interest on convertible notes payable – related parties	4,732	2,125
Accrued expenses	133,071	117,873
Current portion of credit facility	232,640	58,160

Total current liabilities	691,501	605,011
Credit facility, net of current portion and debt discount	972,418	1,129,015
Accrued deferred offering costs	604,264	394,368
Convertible preferred stock warrant liability	132,373	253,247
Convertible preferred stock warrant liabilities – related parties	1,626,579	3,265,620

Total liabilities	4,027,135	5,647,261
Commitments and contingencies
Redeemable convertible preferred stock:
Series A Preferred Stock, $0.001 par value, 24,000,000 shares authorized; 980,391 shares issued and outstanding as of March 31, 2014 and December 31, 2013 (Liquidation preference of $36,000,000)	29,349,977	29,291,865
Series B Preferred Stock, $0.001 par value, 38,000,000 shares authorized; 1,316,681 shares issued and outstanding as of March 31, 2014 and December 31, 2013 (Liquidation preference of $20,377,506)	9,158,889	9,025,433

Total redeemable convertible preferred stock	38,508,866	38,317,298
Stockholders’ deficit:
Common stock, voting, $0.001 par value; 65,000,000 shares authorized; 327,365 shares issued and outstanding as of March 31, 2014 and December 31, 2013	327	327
Common stock, non-voting, $0.001 par value; 65,000,000 shares authorized; none issued and outstanding as of March 31, 2014 and December 31, 2013	—	—
Additional paid-in capital	1,276,803	1,102,685
Deficit accumulated during the development stage	(40,922,565)	(41,324,338)

Total stockholders’ deficit	(39,645,435)	(40,221,326)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$2,890,566	$3,743,233

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (Unaudited)

	Three Months Ended March 31,		Cumulative for the Period from August 13, 2004 (Inception) to March 31, 2014
	2014	2013
OPERATING EXPENSES:
Research and development	$444,278	$150,233	$13,291,427
General and administrative	800,646	141,305	7,160,496

Loss from operations	(1,244,924)	(291,538)	(20,451,923)

OTHER INCOME (EXPENSE):
Change in fair value of preferred stock warrant liabilities	1,759,915	(277,500)	2,471,700
Change in fair value of convertible preferred stock rights and rights option liabilities	—	(3,390,500)	15,539,486
Value provided in excess of issuance price of Series B Preferred Stock	—	—	(21,484,762)
Other income	—	—	250,756
Interest income	3	8	188,741
Other expenses	—	—	(42,566)
Interest expense	(113,221)	(15,403)	(1,102,372)

Total other income (expense), net	1,646,697	(3,683,395)	(4,179,017)

Net income (loss) and comprehensive income (loss)	401,773	(3,974,933)	(24,630,940)
Accretion of preferred stock	(191,568)	(123,159)	(2,128,205)
Allocation of undistributed earnings to preferred stockholders	(223,442)	—	(11,351,454)
Deemed dividend to Series A Preferred stockholders	—	—	(15,661,898)

Net loss attributable to common stockholders	$(13,237)	$(4,098,092)	$(53,772,497)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.04)	$(13.03)

Diluted	$(4.00)	$(13.03)

Weighted average common shares outstanding:
Basic	327,365	314,419

Diluted	443,826	314,419